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                                                                    EXHIBIT 24.1


                               POWER OF ATTORNEY


     Each of the undersigned does hereby appoint Paul J. Leighton and Brian K. Hankel and each of them severally, his true and lawful attorneys, with full power of substitution in his name, place and stead, to execute on his behalf a registration statement on Form S-3 of MidAmerican Energy Company relating to the issuance and sale of up to $455,000,000 principal amount of debt securities and preferred stock and other aspects of the financing transactions related to such issuance and sale, to be filed pursuant to the Securities Act of 1933, as amended, and any and all amendments thereto (including post-effective amendments), and other documents relating thereto, including exhibits, and to file the same with the Securities and Exchange Commission. Each of such attorneys shall have full power and authority to do and perform each and every act with or without the others.


     IN WITNESS WHEREOF, the undersigned have duly executed this instrument as of November 10, 2003.



/s/ Jack L. Alexander
-------------------------------
Jack L. Alexander



/s/ Todd M. Raba
-------------------------------
Todd M. Raba



/s/ Thomas B. Specketer
-------------------------------
Thomas B. Specketer

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